UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 22, 2006

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Adjustments to Non-Employee Director Compensation

In accordance with the terms of our 2004 Equity Incentive Plan, on March 22, 2006, our Compensation Committee of the Board of Directors adjusted the annual option grant to each of our non-employee directors from 7,500 shares to 12,500 shares except for the lead independent director who will get 15,000 shares. As such, beginning in 2006, immediately following each annual meeting of our stockholders, options to purchase such shares will be automatically granted to each non-employee director who has been a director for at least six months.

In addition, our Board of Directors approved paying to each of our non-employee directors an annual retainer of $20,000 in consideration for his or her services to the company. The Board of Directors also approved an annual retainer of $12,000 for each of the chairpersons of our Compensation Committee and our Audit Committee and for our lead independent director, in consideration for their services provided in those respective roles.

Change in Control Arrangements

Consistent with our general practice of entering into change of control agreements with employees at the level of vice president or above, on March 22, 2006, we entered into an agreement with Richard Zimmer, our Vice President of Sales, under which the vesting of options held by Mr. Zimmer will accelerate upon a change in control. Under this agreement, on a change in control, Mr. Zimmer will immediately vest in 50% of the unvested shares underlying options then held by him, and in 50% of shares previously purchased by him that we are then entitled to repurchase. In addition, the shares underlying options held by Mr. Zimmer that remain subject to vesting will vest fully over the 12 months following a change in control, so long as Mr. Zimmer continues to be employed by us or our successor, at a rate of one-twelfth of the shares subject to vesting or to our right to repurchase per month.

Under this agreement, if Mr. Zimmer is terminated without cause within 12 months of a change in control, he will, in most circumstances, be eligible for a severance package under which: (i) all options held by him will become fully vested and any right we may have to repurchase any shares held by him will lapse, (ii) he will be paid an amount equal to his base salary for six months, and (iii) certain of his health coverage and benefits will be reimbursed for up to six months.

In connection with the appointment of Duke Rohlen and Ronald Steckel as our President of Strategic Operations and Chief Operating Officer, respectively, our Board of Directors, on March 22, 2006, approved amending certain terms of each of their change in control agreements, such that Mr. Rohlen and Mr. Steckel will receive severance pay for a total of 12 months following a termination without cause within 12 months of a change in control. Mr. Rohlen and Mr. Steckel had previously been provided with a right to only six months of severance pay under the same circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: March 28, 2006	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer